Rackspace Hosting Reports Second Quarter 2011 Results
For the quarter ended June 30, 2011:

•	Net revenue of $247.2 million grew 32% year-over-year and 7.5% from Q1 2011

•	Adjusted EBITDA(1) of $81.6 million grew 31% year-over-year and 7.5% from Q1 2011

•	Net income of $17.6 million grew 57% year-over-year and 27% from Q1 2011

SAN ANTONIO - August 4, 2011 - Rackspace® Hosting, Inc. (NYSE: RAX), the world's leading specialist in the hosting and cloud computing industry, announced financial results for the quarter ended June 30, 2011.
Net revenue for the second quarter of 2011 was $247.2 million, up 7.5% from the previous quarter and 32.0% from the second quarter of 2010. Net revenue for the second quarter of 2011 was positively impacted by currency exchange rates when compared to the first quarter of 2011 by $1.1 million and the second quarter of 2010 by $5.1 million.
Total server count increased to 74,028, up from 70,473 servers at the end of the previous quarter, and total customers increased to 152,578, up from 142,441 at the end of the previous quarter.
“This past quarter we made good progress toward our goal of accelerating revenue growth while strengthening the business. While we still have lots to accomplish throughout the year, we remain on the right track to achieve our goals for 2011,” said Karl Pichler, chief financial officer.
Adjusted EBITDA for the quarter was $81.6 million, a 7.5% increase compared to the first quarter of 2011 and a 31% increase compared to the second quarter of 2010. The adjusted EBITDA margin for the quarter was 33.0% compared to 33.0% for the previous quarter and 33.2% for the second quarter of 2010. Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $2.8 million for the quarter relating to data center operating leases.
Net income was $17.6 million for the quarter, up 27.1% from the previous quarter and 56.8% from the second quarter of 2010. Net income margin for the quarter was 7.1% compared to 6.0% for the previous quarter and 6.0% in the second quarter of 2010.
Cash flow from operating activities was $79 million for the second quarter of 2011. Capital expenditures were $95 million, including $49 million for purchases of customer gear, $17 million for data center build outs, $14 million for office build outs and $15 million for capitalized software and other projects.
Adjusted free cash flow(1) for the quarter was $(18) million.
At the end of the second quarter of 2011, cash and cash equivalents were $132 million. Debt obligations totaled $139 million, consisting of $137 million related to capital leases and $2 million related to current and non-current debt.
On a worldwide basis, Rackspace employed 3,712 Rackers as of June 30, 2011, up from 3,492 Rackers as of March 31, 2011 and 3,002 Rackers as of June 30, 2010.
“During the second quarter we grew faster and generated higher returns, while investing to help us become bigger and more profitable in the future,” said Lanham Napier, president and chief executive officer.

Rackspace Developments and Business Highlights

•
Growing Momentum for OpenStack: With over 90 participating companies, the project continues to see major traction including its most recent code release, Cactus Code, accompanied by the Cactus Design Summit/OpenStack Conference in Santa Clara, CA, with over 500 attendees, 133 participating organizations and 217 developers. This event was followed by the announcement of Citrix's Project Olympus, a new cloud infrastructure product based on OpenStack, which is designed to allow enterprises to quickly build and deploy OpenStack based clouds. Last month, we also began to see major traction of OpenStack in Europe. We held an OpenStack Day in London - the first for our community in Europe and had over 350 people in attendance.

•
Domino's Pizza Group chooses Rackspace: To help drive revenue and future growth, pizza delivery expert Domino's Pizza Group has selected Rackspace to provide them with RackConnect, an integrated cloud hosting and dedicated managed hosting service. The service will give Domino's a scalable and cost-effective platform that will support the execution of the company's ambitious growth strategy and meet the evolving demands of its online business. Domino's sought a hosting service that would meet the evolving demands of its online business, and allow its internal IT team to focus less on the maintenance of its online properties and business applications, and more on innovation.

•
Launch of Hosted Virtual Desktop: In May, Rackspace announced the availability of Rackspace Hosted Virtual Desktop. The hosted virtual desktop platform utilizes Rackspace's comprehensive hosting services and may be paired with industry leading desktop virtualization solutions from Citrix and other joint channel partners. The offering enables customers to host their virtual desktops on their choice of dedicated and/or cloud solutions.

•
Continued European Cloud Growth: Since its launch in January, Rackspace's UK cloud has been steadily growing and now has over 5,000 customers. To help meet this demand, the UK added new cloud services including Cloud Servers with managed service level and Cloud Load Balancers. The new UK offerings build upon Rackspace's existing portfolio and are already available in the US.

Conference Call and Webcast
Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 888-523-1227 from the United States or dial 719-325-2249 from abroad and reference pass code 4289158. A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.
About Rackspace Hosting

Rackspace Hosting is the service leader in cloud computing, and a founder of OpenStack, an open source cloud platform. The San Antonio-based company provides Fanatical Support® to its customers, across a portfolio of IT services, including Managed Hosting and Cloud Computing. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company and was featured on Fortune's list of 100 Best Companies to Work For. The company was also positioned in the Leaders Quadrant by Gartner Inc. in the “2010 Magic Quadrant for Cloud Infrastructure as a Service and Web Hosting.” For more information, visit www.rackspace.com.

Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011 and in Rackspace Hosting's Form 10-Q for the quarter ended June 30, 2011, expected to be filed later this month. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Bryan McGrath	Rachel Ferry
210-312-5230	210-312-3732
ir@rackspace.com	rachel.ferry@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2010	March 31, 2011	June 30, 2011	June 30, 2010	June 30, 2011
Net revenue	$187,314	$230,002	$247,229	$366,119	$477,231
Costs and expenses:
Cost of revenue	61,470	69,742	74,057	118,477	143,799
Sales and marketing	23,285	29,738	31,477	45,262	61,215
General and administrative	46,737	62,441	66,090	93,132	128,531
Depreciation and amortization	37,991	44,098	46,952	74,689	91,050
Total costs and expenses	169,483	206,019	218,576	331,560	424,595
Income from operations	17,831	23,983	28,653	34,559	52,636
Other income (expense):
Interest expense	(1,875)	(1,491)	(1,522)	(4,019)	(3,013)
Interest and other income (expense)	814	(78)	(614)	999	(692)
Total other income (expense)	(1,061)	(1,569)	(2,136)	(3,020)	(3,705)
Income before income taxes	16,770	22,414	26,517	31,539	48,931
Income taxes	5,572	8,593	8,956	10,529	17,549
Net income	$11,198	$13,821	$17,561	$21,010	$31,382

Net income per share
Basic	$0.09	$0.11	$0.14	$0.17	$0.24
Diluted	$0.08	$0.10	$0.13	$0.16	$0.23

Weighted average number of shares outstanding
Basic	124,592	127,845	129,706	124,288	128,780
Diluted	132,660	136,224	137,880	132,562	137,369

Consolidated Balance Sheets

(In thousands)	December 31, 2010	June 30, 2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,941	$132,025
Accounts receivable, net of allowance for doubtful accounts and customer credits of $2,846 as of December 31, 2010 and $3,832 as of June 30, 2011	47,734	63,039
Income taxes receivable	4,397	2,469
Deferred income taxes	6,416	6,043
Prepaid expenses and other current assets	21,957	19,716
Total current assets	185,445	223,292

Property and equipment, net	495,228	579,532
Goodwill	57,147	59,993
Intangible assets, net	9,675	10,669
Other non-current assets	14,082	14,090
Total assets	$761,577	$887,576

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$111,645	$145,609
Current portion of deferred revenue	15,822	15,317
Current portion of obligations under capital leases	59,763	64,147
Current portion of debt	1,912	1,750
Total current liabilities	189,142	226,823

Non-current deferred revenue	2,927	3,370
Non-current obligations under capital leases	69,173	72,944
Non-current debt	879	—
Non-current deferred income taxes	35,238	41,730
Other non-current liabilities	25,355	30,866
Total liabilities	322,714	375,733

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	127	130
Additional paid-in capital	296,571	335,298
Accumulated other comprehensive loss	(12,416)	(9,547)
Retained earnings	154,581	185,962
Total stockholders’ equity	438,863	511,843
Total liabilities and stockholders’ equity	$761,577	$887,576

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2010	March 31, 2011	June 30, 2011	June 30, 2010	June 30, 2011
Cash Flows From Operating Activities
Net income	$11,198	$13,821	$17,561	$21,010	$31,382
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	37,991	44,098	46,952	74,689	91,050
Loss on disposal of equipment, net	126	182	90	274	272
Provision for bad debts and customer credits	848	1,603	1,635	1,384	3,238
Deferred income taxes	(4,911)	3,680	2,179	(6,632)	5,859
Deferred rent	1,316	3,031	2,783	3,120	5,814
Share-based compensation expense	6,376	7,810	5,983	12,354	13,793
Excess tax benefits from share-based compensation arrangements	(8,438)	(898)	(692)	(15,453)	(1,590)
Changes in certain assets and liabilities
Accounts receivable	(5,362)	(5,716)	(12,154)	(6,728)	(17,870)
Income taxes receivable	8,215	—	1,928	11,985	1,928
Prepaid expenses and other current assets	111	1,210	1,268	(793)	2,478
Accounts payable and accrued expenses	6,559	16,690	14,048	10,070	30,738
Deferred revenue	(1,351)	153	(476)	(2,425)	(323)
All other operating activities	(716)	2,589	(1,611)	—	978
Net cash provided by operating activities	51,962	88,253	79,494	102,855	167,747

Cash Flows From Investing Activities
Purchases of property and equipment, net	(29,050)	(57,651)	(74,754)	(68,672)	(132,405)
Acquisitions, net of cash acquired	—	(952)	—	—	(952)
Earn-out payments for acquisitions	(490)	—	—	(490)	—
Other investing activities	(75)	—	—	(75)	—
Net cash used in investing activities	(29,615)	(58,603)	(74,754)	(69,237)	(133,357)

Cash Flows From Financing Activities
Principal payments of capital leases	(12,957)	(15,222)	(16,198)	(25,753)	(31,420)
Principal payments of notes payable	(2,505)	(608)	(433)	(3,345)	(1,041)
Proceeds from employee stock plans	2,788	13,751	9,216	5,050	22,967
Excess tax benefits from share-based compensation arrangements	8,438	898	692	15,453	1,590
Net cash used in financing activities	(4,236)	(1,181)	(6,723)	(8,595)	(7,904)

Effect of exchange rate changes on cash and cash equivalents	(912)	458	140	(1,952)	598

Increase (decrease) in cash and cash equivalents	17,199	28,927	(1,843)	23,071	27,084

Cash and cash equivalents, beginning of period	131,297	104,941	133,868	125,425	104,941

Cash and cash equivalents, end of period	$148,496	$133,868	$132,025	$148,496	$132,025

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$15,793	$19,009	$20,567	$31,559	$39,576
Shares issued in business combinations	$510	$—	$—	$510	$—
Cash payments for interest, net of amount capitalized	$1,861	$1,463	$1,313	$4,005	$2,776
Cash payments for income taxes	$8,525	$4,570	$7,065	$11,939	$11,635

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except annualized net revenue per average technical square foot)	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011
Growth
Managed hosting, net revenue	$164,094	$172,947	$183,311	$192,895	$204,275
Cloud, net revenue	$23,220	$26,763	$31,415	$37,107	$42,954
Net revenue	$187,314	$199,710	$214,726	$230,002	$247,229
Revenue growth (year over year)	23.2%	23.0%	26.7%	28.6%	32.0%

Net upgrades (monthly average)	1.6%	1.6%	1.6%	1.8%	1.8%
Churn (monthly average)	-1.0%	-1.1%	-1.0%	-0.9%	-0.9%
Growth in installed base (monthly average) (2)	0.6%	0.5%	0.6%	0.9%	0.9%

Number of customers at period end (3)	108,023	118,732	130,291	142,441	152,578
Number of employees (Rackers) at period end	3,002	3,130	3,262	3,492	3,712
Number of servers deployed at period end	61,874	63,996	66,015	70,473	74,028

Profitability
Income from operations	$17,831	$21,635	$23,408	$23,983	$28,653
Depreciation and amortization	$37,991	$39,677	$41,529	$44,098	$46,952
Share-based compensation expense
Cost of revenue	$1,163	$1,305	$1,223	$1,412	$756
Sales and marketing (4)	$1,100	$1,209	$1,052	$1	$609
General and administrative	$4,113	$4,669	$4,812	$6,397	$4,618
Total share-based compensation expense	$6,376	$7,183	$7,087	$7,810	$5,983
Adjusted EBITDA (1)	$62,198	$68,495	$72,024	$75,891	$81,588

Adjusted EBITDA margin	33.2%	34.3%	33.5%	33.0%	33.0%

Operating income margin	9.5%	10.8%	10.9%	10.4%	11.6%

Income from operations	$17,831	$21,635	$23,408	$23,983	$28,653
Effective tax rate	33.2%	35.5%	37.2%	38.3%	33.8%
Net operating profit after tax (NOPAT) (1)	$11,911	$13,955	$14,700	$14,798	$18,968
NOPAT margin	6.4%	7.0%	6.8%	6.4%	7.7%

Capital efficiency and returns
Interest bearing debt	$169,847	$180,177	$131,727	$134,905	$138,841
Stockholders' equity	$397,994	$413,237	$438,863	$478,307	$511,843
Less: Excess cash	$(126,018)	$(142,592)	$(79,174)	$(106,268)	$(102,358)
Capital base	$441,823	$450,822	$491,416	$506,944	$548,326
Average capital base	$435,963	$446,323	$471,119	$499,180	$527,635
Capital turnover (annualized)	1.72	1.79	1.82	1.84	1.87

Return on capital (annualized) (1)	10.9%	12.5%	12.5%	11.9%	14.4%

	Three Months Ended
(Dollar amounts in thousands, except annualized net revenue per average technical square foot)	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011
Capital expenditures
Purchases of property and equipment, net	$29,050	$29,222	$46,884	$57,651	$74,754
Vendor financed equipment purchases	$15,793	$23,208	$16,596	$19,009	$20,567
Total capital expenditures	$44,843	$52,430	$63,480	$76,660	$95,321

Customer gear	$29,589	$36,219	$38,052	$46,300	$48,777
Data center build outs	$5,955	$6,162	$9,754	$9,173	$17,491
Office build outs	$1,306	$1,271	$5,145	$2,957	$14,074
Capitalized software and other projects	$7,993	$8,778	$10,529	$18,230	$14,979
Total capital expenditures	$44,843	$52,430	$63,480	$76,660	$95,321

Infrastructure capacity and utilization
Technical square feet of data center space at period end (5)	169,998	177,148	180,173	181,848	198,868
Annualized net revenue per average technical square foot	$4,407	$4,602	$4,807	$5,083	$5,195
Utilization rate at period end	69.1%	68.9%	72.0%	76.7%	72.9%

(1)    See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.
(2)    Due to rounding, totals may not equal the sum of the line items in the table above.
(3)    Customers continue to be counted on an account basis, and therefore a customer with more than one account with us would be included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.
(4)    During the three months ended March 31, 2011, share-based compensation expense within Sales and Marketing was positively impacted by the reversal of previously recorded expense related to terminated employees. The offset of the reversal was a true-up of the forfeiture rate across Cost of Revenue and General and Administrative expenses for options that fully vested within the quarter, negatively impacting these categories.
(5)    Technical square footage as of June 30, 2011 excludes 48,380 square feet for unused portions of our data center facilities.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011

Net revenue	$187,314	$199,710	$214,726	$230,002	$247,229
Costs and expenses:
Cost of revenue	61,470	64,616	66,747	69,742	74,057
Sales and marketing	23,285	24,651	26,294	29,738	31,477
General and administrative	46,737	49,131	56,748	62,441	66,090
Depreciation and amortization	37,991	39,677	41,529	44,098	46,952
Total costs and expenses	169,483	178,075	191,318	206,019	218,576
Income from operations	17,831	21,635	23,408	23,983	28,653
Other income (expense):
Interest expense	(1,875)	(2,068)	(1,897)	(1,491)	(1,522)
Interest and other income (expense)	814	(1,263)	57	(78)	(614)
Total other income (expense)	(1,061)	(3,331)	(1,840)	(1,569)	(2,136)
Income before income taxes	16,770	18,304	21,568	22,414	26,517
Income taxes	5,572	6,495	8,029	8,593	8,956
Net income	$11,198	$11,809	$13,539	$13,821	$17,561

	Three Months Ended
(Percent of net revenue)	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	32.8%	32.4%	31.1%	30.3%	30.0%
Sales and marketing	12.4%	12.3%	12.2%	12.9%	12.7%
General and administrative	25.0%	24.6%	26.4%	27.1%	26.7%
Depreciation and amortization	20.3%	19.9%	19.3%	19.2%	19.0%
Total costs and expenses	90.5%	89.2%	89.1%	89.6%	88.4%
Income from operations	9.5%	10.8%	10.9%	10.4%	11.6%
Other income (expense):
Interest expense	-1.0%	-1.0%	-0.9%	-0.6%	-0.6%
Interest and other income (expense)	0.4%	-0.6%	0.0%	0.0%	-0.2%
Total other income (expense)	-0.6%	-1.7%	-0.9%	-0.7%	-0.9%
Income before income taxes	9.0%	9.2%	10.0%	9.7%	10.7%
Income taxes	3.0%	3.3%	3.7%	3.7%	3.6%
Net income	6.0%	5.9%	6.3%	6.0%	7.1%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
(Dollars in thousands)	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011
Net revenue	$187,314	$199,710	$214,726	$230,002	$247,229

Income from operations	$17,831	$21,635	$23,408	$23,983	$28,653

Net income	$11,198	$11,809	$13,539	$13,821	$17,561
Plus: Income taxes	5,572	6,495	8,029	8,593	8,956
Plus: Total other (income) expense	1,061	3,331	1,840	1,569	2,136
Plus: Depreciation and amortization	37,991	39,677	41,529	44,098	46,952
Plus: Share-based compensation expense	6,376	7,183	7,087	7,810	5,983
Adjusted EBITDA	$62,198	$68,495	$72,024	$75,891	$81,588

Operating income margin	9.5%	10.8%	10.9%	10.4%	11.6%

Adjusted EBITDA margin	33.2%	34.3%	33.5%	33.0%	33.0%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities and deferred income taxes); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended
(Dollars in thousands)	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011
Income from operations	$17,831	$21,635	$23,408	$23,983	$28,653
Effective tax rate	33.2%	35.5%	37.2%	38.3%	33.8%
Net operating profit after tax (NOPAT)	$11,911	$13,955	$14,700	$14,798	$18,968

Net income	$11,198	$11,809	$13,539	$13,821	$17,561

Total assets at period end	$720,457	$760,198	$761,577	$831,414	$887,576
Less: Excess cash	(126,018)	(142,592)	(79,174)	(106,268)	(102,358)
Less: Accounts payable and accrued expenses	(97,711)	(101,427)	(111,645)	(132,308)	(145,609)
Less: Deferred revenue (current and non-current)	(16,640)	(16,685)	(18,749)	(19,149)	(18,687)
Less: Other non-current liabilities and deferred income taxes	(38,265)	(48,672)	(60,593)	(66,745)	(72,596)
Capital base	$441,823	$450,822	$491,416	$506,944	$548,326

Average total assets	$706,093	$740,328	$760,888	$796,496	$859,495
Average capital base	$435,963	$446,323	$471,119	$499,180	$527,635

Return on assets (annualized)	6.3%	6.4%	7.1%	6.9%	8.2%
Return on capital (annualized)	10.9%	12.5%	12.5%	11.9%	14.4%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor financed equipment purchases), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

	Three Months Ended	Six Months Ended
(In thousands)	June 30, 2011	June 30, 2011
Adjusted EBITDA	$81,588	$157,479
Non-cash deferred rent	2,783	5,814
Total capital expenditures	(95,321)	(171,981)
Cash payments for interest, net	(1,270)	(2,696)
Cash payments for income taxes, net	(5,506)	(9,744)
Adjusted free cash flow	$(17,726)	$(21,128)

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity. Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

	As of
(Dollars in thousands)	June 30, 2011
Obligations under capital leases	$137,091
Debt	1,750
Total debt	$138,841
Less: Cash and cash equivalents	(132,025)
Net debt	$6,816
Adjusted EBITDA (trailing twelve months)	$297,998

Net leverage	0.02	x